ShopKo Announces Second Quarter Results

GREEN BAY, Wis., (August 12, 1999) ShopKo Stores, Inc. (NYSE: SKO) announced diluted earnings per share for the 13 weeks ended July 31, 1999 of $0.32 before the gain on the sale of ProVantage stock and nonrecurring charges associated with the Pamida acquisition. This represents an 18.5 percent increase over $0.27 the prior year, excluding nonrecurring charges. Sales for the 13 weeks were $868.5 million, a 29.1 percent increase over sales of $672.5 million for the same period last year. Net earnings increased to $42.8 million compared with $5.9 million last year. This year's second quarter earnings include a $57.2 million ($1.27 per share) pre-tax gain from the sale of 35.5 percent of the outstanding shares of ShopKo's subsidiary, ProVantage Health Services, Inc. ShopKo's results also include a $0.8 million ($0.02 per share) nonrecurring pre-tax charge related to its acquisition of Pamida Holdings Corporation. The prior year quarterly earnings reflect a $2.2 million nonrecurring pre-tax charge related to ShopKo's acquisition of Penn-Daniels Incorporated.

"It has been an ambitious quarter, to say the least, with a confluence of activities designed to aggressively grow our company and maximize value to our shareholders. We continued to deliver high double digit earnings per share increases while at the same time, we finalized several long term strategic initiatives," said William J. Podany, president and chief executive officer of ShopKo Stores, Inc.

Highlights for the second quarter are as follows:

* Completing the 152 store Pamida acquisition - that increased ShopKo's size to 314 locations and increased square footage by 28 percent - is expected to drive major growth going forward;

* Executing the initial public offering of 35.5 percent of ProVantage stock which will allow analysts to more accurately determine the value of ShopKo and ProVantage Health Services, while generating proceeds for both companies' growth;

*  Conducting a highly successful 4.0 million share ShopKo equity offering, and

* Forging a strategic alliance with Payless ShoeSource, the nation's leading value-priced fashionable family footwear retailer, to operate the shoe departments in ShopKo stores.

The following table summarizes second quarter sales by business segment:

                Consolidated Sales Summary (dollars in millions)

                           Second Quarter - 13 Weeks

Business Segment              05/02/99 -      05/03/98 -     Change         Change
                               07/31/99        08/01/98       Total           Comp


ShopKo                           $610.6          $532.0            14.8%           9.2%
Pamida                             54.9            N/A              N/A             N/A
Total Retail Stores               665.5           532.0            25.1             N/A
ProVantage                        214.9           149.0            44.2             N/A
Intercompany                      (11.9)           (8.5)            N/A             N/A
Consolidated                      868.5           672.5            29.1

Consolidated gross margin as a percent of sales for the second quarter was 21.0 percent compared with 22.6 percent for the same period last year. ShopKo's retail gross margin as a percent of sales for the same period was 25.5 percent compared with 26.5 percent last year. ShopKo retail LIFO gross margin dollars increased 10.6 percent to $155.9 million. The FIFO ShopKo retail gross margin as a percent of sales for the quarter was 25.7 percent compared with 26.7 percent last year. The decrease is primarily attributable to planned lower gross margin rates in general merchandise due to increased promotional sales and lower gross margin rates in retail pharmacy due to the increased third party business. Pamida's retail gross margin as a percent of sales was 24.4 percent for the month of July. The results of the Pamida operations have been included in the consolidated statements of earnings since the date of the acquisition. ProVantage's gross margin as a percent of sales for the same period experienced a planned decrease to 6.4 percent from 7.4 percent due to increasing prescription costs and the addition of larger clients with lower average transaction fees.

Consolidated selling, general and administrative expenses as a percent of sales for the second quarter were 16.2 percent compared with 17.2 percent last year. ShopKo retail selling, general and administrative expenses as a percent of sales for the quarter were 19.2 percent compared with 19.9 percent last year. Excluding expenses incurred for year 2000 compliance, ShopKo retail selling, general and administrative expenses as a percent of sales were 19.0 percent for the second quarter compared to 19.8 percent last year. This reduction is primarily due to leveraging store payroll cost and fixed costs against increased sales volume. Pamida's selling, general and administrative expenses were 20.6 percent of sales for the month of July. ProVantage's selling, general and administrative expenses were 3.6 percent of sales for the second quarter compared to 4.0 percent of sales for the same period last year. This decrease is primarily due to leveraging costs against increased sales volume.

Sales for the 26 week period ended July 31, 1999 were $1.62 billion compared with $1.31 billion for the 26 week period ended August 1, 1998. The following table summarizes sales by business segment for the 26 week period:


                Consolidated Sales Summary (dollars in millions)

                             First Half - 26 Weeks

Business Segment              01/31/99 -       02/1/98 -       Change      Change
                               07/31/99          8/1/98         Total       Comp
ShopKo                         $1,160.0        $1,036.2         12.0%       8.7%
Pamida                             54.9           N/A            N/A         N/A
Total Retail Stores             1,214.9         1,036.2         17.3         N/A
ProVantage                        429.8           294.8         45.8         N/A
Intercompany                      (23.6)          (16.8)         N/A         N/A
Consolidated                    1,621.1         1,314.2         23.4

Consolidated gross margin as a percent of sales for the first half ended July 31, 1999 was 20.7 percent compared with 22.2 percent for the same period last year. The ShopKo retail gross margin as a percent of sales for the same period was 25.4 percent compared with 26.0 percent last year. Notwithstanding this margin rate decrease, ShopKo retail LIFO gross margin dollars increased 9.0 percent to $294.4 million. The FIFO retail gross margin as a percent of sales for the 26 weeks was 25.6 percent compared with 26.3 percent for the same period last year. This decrease is attributable primarily to additional planned promotional sales and to increased third party sales in retail pharmacy. ProVantage's gross margin as a percent of sales for the same period decreased to
6.4 percent from 7.3 percent due to increasing prescription costs and the addition of larger clients with lower average transaction fees.

Consolidated selling, general and administrative expenses as a percent of sales for the 26 weeks ended July 31, 1999 decreased to 16.1 percent from 17.2 percent last year. ShopKo retail selling, general and administrative expenses as a percent of sales were 19.4 percent compared to 19.8 percent last year.
Excluding expenses incurred for year 2000 compliance, ShopKo retail selling, general and administrative expenses as a percent of sales were 19.2 percent for the first half ended July 31, 1999 compared to 19.8 percent last year. ProVantage's selling, general and administrative expenses decreased to 3.6 percent of sales for the 26 weeks ended July 31, 1999 compared with 4.0 percent of sales for the same period last year.

Earnings for the 26 weeks ended July 31, 1999 totaled $43.4 million, reflecting a $57.2 million pre-tax gain on the sale of 35.5 percent of ProVantage's stock, a $0.8 million nonrecurring charge associated with the Pamida acquisition, and a $3.8 million after-tax extraordinary charge as a result of early retirement of $57.1 million dollars of senior notes compared with last year's $8.1 million in earnings, reflecting a nonrecurring $3.9 million pre-tax charge for costs incurred in connection with the acquisition of Penn-Daniels. Diluted earnings per share for the same time period were $1.61 on 26.9 million adjusted weighted average shares outstanding compared with $.30 per share on 26.5 million adjusted weighted average shares outstanding last year. Excluding the gain on the sale of the ProVantage stock, the nonrecurring charges for the Pamida and Penn-Daniels acquisitions and the extraordinary charge as a result of the early retirement of senior notes, diluted earnings per share for the first half were $0.48 and $0.39 for fiscal 1999 and 1998, respectively. This represents a 23.1 percent increase.

The following table summarizes selected financial data for the second quarter and first half of 1999 and 1998.

                       Summary of Selected Financial Data

                                                             Second Quarter - 13 Weeks

Dollars in thousands, except per share data          05/02/99 -      05/03/98 -      % Change
                                                      07/31/99        08/01/98
Sales                                                   $868.5          $672.5         29.1%
Net earnings before extraordinary item*                   42.8             5.9        626.2
Net earnings                                              42.8             5.9        626.2
Net earnings per share
     Basic before extraordinary item                      1.60            0.23        595.7
     Diluted before extraordinary item                    1.57            0.22        613.6
     Diluted                                              1.57            0.22        613.6
Weighted average number of shares outstanding
     Basic                                              26,810          26,067
     Diluted                                            27,299          26,626

*The extraordinary item is a result of loss on early retirement of debt.

                                                            First Half - 26 Weeks

Dollars in thousands, except per share data         01/31/99 -     02/01/98 -     % Change
                                                     07/31/99       08/01/98
Sales                                               $1,621.1       $1,314.2         23.4%
Net earnings before extraordinary item*                 47.2            8.1        485.7
Net earnings                                            43.4            8.1        438.8
Net earnings per share
     Basic before extraordinary item                    1.78           0.31        474.2
     Diluted before extraordinary item                  1.75           0.30        483.3
     Diluted                                            1.61           0.30        436.7
Weighted average number of shares outstanding
     Basic                                            26,475         25,968
     Diluted                                          26,945         26,486

ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., operates 314 retail stores in 22 states, primarily in the Midwest, Western Mountain and Pacific Northwest regions. Retail operations include 158 specialty discount stores operating under the ShopKo name in mid-sized and larger cities, 152 Pamida discount stores in smaller, rural communities and four Heartland Home Furniture stores. The company also serves the rapidly growing managed health care industry through its subsidiary ProVantage Health Services, Inc (NYSE: PHS). ProVantage is a leading health benefit management company providing health benefit management services, pharmacy mail services, vision benefit management services and health information and clinical support services. For more information about ShopKo, Pamida or ProVantage, visit the web site at http://www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements. These factors include these referenced in ShopKo's current Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings.

                     ShopKo Stores, Inc. and Subsidiaries
                      Consolidated Statements of Earnings
                        Second Quarter and Year-to-Date


                                                   13 Weeks          13 Weeks             26 Weeks           26 Weeks
                                                      Ended             Ended               Ended              Ended
                                                   July 31,           Aug. 1,             July 31,            Aug. 1,
                                                     1999               1998                1999               1998
(In thousands, except per share data)
Revenues:
  Net sales                                       $  868,488        $  672,524            $1,621,138         $1,314,224
  Licensed department rentals and other income         3,378             2,826                 6,296              5,769
                                                     871,866           675,350             1,627,434          1,319,993
Costs and expenses:
  Cost of sales                                      685,387           520,587             1,285,842          1,023,055
  Selling, general and administrative expenses       140,904           115,743               261,573            226,577
  Nonrecurring charge                                    841             2,241                   841              3,937
  Depreciation and amortization expenses              20,088            17,797                37,736             34,870
                                                   ---------         ---------            ----------          ---------
                                                     847,220           656,368             1,585,992          1,288,439

Income from operations                                24,646            18,982                41,442             31,554
Interest expense                                      11,141             9,266                20,833             18,295
Gain on sale of ProVantage stock                      57,236                                  57,236

Net earnings before income taxes, minority interest
 and extraordinary item                               70,741             9,716                77,845             13,259
Provision for income taxes                            27,806             3,816                30,597              5,208

Net earnings before minority interest and
 extraordinary item                                   42,935             5,900                47,248              8,051
Minority interest                                        (90)                                    (90)

Net earnings before extraordinary item                42,845             5,900                47,158              8,051
Extraordinary loss on retirement of debt,
 net of income taxes of $2,443                                                                (3,776)

Net earnings                                $42,845       $ 5,900        $43,382        $ 8,051
Basic net earnings per common share
  before extraordinary item                 $  1.60       $  0.23        $  1.78        $  0.31
Extraordinary (loss) on retirement
  of debt                                        --            --          (0.14)            --
Basic net earnings per common share         $  1.60       $  0.23        $  1.64        $  0.31
Weighted average number of common
  shares outstanding                         26,810        26,067         26,475         25,968
Diluted net earnings per common share
  before extraordinary item                 $  1.57       $  0.22        $  1.75        $  0.30
Extraordinary (loss) on retirement
  of debt                                        --            --          (0.14)            --
Diluted net earnings per common share       $  1.57       $  0.22        $  1.61        $  0.30
Adjusted weighted average number of common
  shares outstanding                         27,299        26,626         26,945         26,486


                     ShopKo Stores, Inc. and Subsidiaries
                      Consolidated Statements of Earnings
                               Percents of Sales
                        Second Quarter and Year-to-Date


                                     13 Weeks         13 Weeks          26 Weeks         26 Weeks
                                      Ended            Ended             Ended            Ended
                                     July 31,          Aug. 1,          July 31,         Aug. 1,
                                      1999              1998             1999             1998
Revenues:
  Net sales                           100.0             100.0            100.0            100.0
  Licensed department
    rentals and other income            0.4               0.4              0.4              0.4
                                      100.4             100.4            100.4            100.4
Costs and expenses:
  Cost of sales                        79.0              77.4             79.3             77.8
  Selling, general and
    administrative expenses            16.2              17.2             16.1             17.2
  Nonrecurring charge                   0.1               0.3              0.1              0.3
  Depreciation and
    amortization expenses               2.3               2.7              2.3              2.7
                                       97.6              97.6             97.8             98.0
Income from operations                  2.8               2.8              2.6              2.4
Interest expense                        1.3               1.3              1.3              1.4
Gain on sale of ProVantage stock        6.6               0.0              3.5              0.0
Net earnings before income taxes,
  minority interest and extraordinary
  item                                  8.1               1.5              4.8              1.0
Provision for income taxes              3.2               0.6              1.9              0.4


Net earnings before minority interest and
 extraordinary item                                    4.9               0.9                  2.9                0.6
Minority interest                                      0.0               0.0                  0.0                0.0

Net earnings before extraordinary item                 4.9               0.9                  2.9                0.6
Extraordinary loss on retirement of debt,
 net of income taxes of $2,443                         0.0               0.0                 (0.2)               0.0

Net earnings                                           4.9               0.9                  2.7                0.6

Gross margin                                          21.0              22.6                 20.7               22.2


                     ShopKo Stores, Inc. and Subsidiaries
                         Business Segment Information
                        Second Quarter and Year-to-Date


                                                13 Weeks            13 Weeks           26 Weeks            26 Weeks
                                                  Ended               Ended              Ended               Ended
                                                 July 31,            Aug. 1,            July 31,            Aug. 1,
(Dollars in thousands)                            1999                1998                1999               1998
ShopKo Retail Segment
  Net sales                                    $ 610,564           $ 532,015          $ 1,160,024        $ 1,036,195
  Licensed department rentals
    and other income                               3,188               2,743                6,092              5,524
                                                 613,752             534,758            1,166,116          1,041,719
Costs and expenses:
    Cost of sales - FIFO                         453,386             389,787              863,155            763,726
    LIFO expense                                   1,250               1,250                2,500              2,500
  Cost of sales - LIFO                           454,636             391,037              865,655            766,226
  Selling, general and
    administrative expenses                      117,359             105,782              225,187            205,304
  Depreciation and
    amortization expenses                         15,844              15,887               31,324             31,438
                                                 587,839             512,706            1,122,166          1,002,968

Income from operations                            25,913              22,052               43,950             38,751

Pamida Retail Segment
  Net sales                                    $  54,922           $      -           $    54,922        $        -
  Licensed department rentals
    and other income                                 139                  -                   139                 -
                                                  55,061                  -                55,061                 -
Costs and expenses:
    Cost of sales - FIFO                          41,513                  -                41,513                 -
    LIFO expense                                      30                  -                    30                 -
   Cost of sales - LIFO                           41,543                  -                41,543                 -
  Selling, general and
    administrative expenses                       11,290                  -                11,290                 -
  Depreciation and
  amortization expenses                            2,012                  -                 2,012                 -


                                                         54,845                --           54,845                --

Income from operations                                      216                --              216                --

ProVantage Segment
  Net sales                                          $  214,894        $  148,987        $  429,842        $  294,760
  Licensed department rentals and other income               51                83                65               245
                                                        214,945           149,070           429,907           295,005
Costs and expenses:
  Cost of sales                                         201,100           138,028           402,294           273,560
  Selling, general and administrative expenses            7,794             5,989            15,571            11,767
  Depreciation and amortization expenses                  2,130             1,798             4,191             3,198
                                                        211,024           145,815           422,056           288,525

Income from operations                                    3,921             3,255             7,851             6,480

Corporate Segment
  Net sales                                          $  (11,892)       $   (8,478)       $  (23,650)       $  (16,731)
  Licensed department rentals and other income               --                --                --                --
                                                        (11,892)           (8,478)          (23,650)          (16,731)
Costs and expenses:
  Cost of sales                                         (11,892)           (8,478)          (23,650)          (16,731)
  Selling, general and administrative expenses            4,461             3,972             9,525             9,506
  Nonrecurring charge                                       841             2,241               841             3,937
  Depreciation and amortization expenses                    102               112               209               234
                                                         (6,488)           (2,153)          (13,075)           (3,054)

Income from operations                                   (5,404)           (6,325)          (10,575)          (13,677)

Consolidated
Income from operations                                   24,646            18,982            41,442            31,554

                     ShopKo Stores, Inc. and Subsidiaries
                         Business Segment Information
                               Percents of Sales
                        Second Quarter and Year-to-Date


                                                     13 Weeks          13 Weeks          26 Weeks          26 Weeks
                                                       Ended             Ended             Ended             Ended
                                                     July 31,           Aug. 1,          July 31,           Aug. 1,
                                                       1999              1998              1999              1998
ShopKo Retail Segment
  Net sales                                           100.0              100.0             100.0             100.0
  Licensed department rentals and other income          0.5                0.5               0.5               0.5
                                                      100.5              100.5             100.5             100.5
Costs and expenses:
    Cost of sales - FIFO                               74.3               73.3              74.4              73.7
    LIFO expense                                        0.2                0.2               0.2               0.3
    Cost of sales - LIFO                               74.5               73.5              74.6              74.0

Selling, general and administrative expenses         19.2     19.9     19.4     19.8
Depreciation and amortization expenses                2.6      3.0      2.7      3.0
                                                    -----    -----    -----    -----
                                                     96.3     96.4     96.7     96.8

Income from operations                                4.2      4.1      3.8      3.7

Pamida Retail Segment
    Net sales                                       100.0      0.0    100.0      0.0
    Licensed department rentals and other income      0.3      0.0      0.3      0.0
                                                    -----    -----    -----    -----
                                                    100.3      0.0    100.3      0.0
Costs and expenses:
    Cost of sales - FIFO                             75.6      0.0     75.6      0.0
    LIFO expense                                      0.0      0.0      0.0      0.0
                                                    -----    -----    -----    -----
    Cost of sales - LIFO                             75.6      0.0     75.6      0.0
    Selling, general and administrative expenses     20.6      0.0     20.6      0.0
    Depreciation and amortization expenses            3.7      0.0      3.7      0.0
                                                    -----    -----    -----    -----
                                                     99.9      0.0     99.9      0.0

Income from operations                                0.4      0.0      0.4      0.0

ProVantage Segment
    Net sales                                       100.0    100.0    100.0    100.0
    Licensed department rentals and other income      0.0      0.1      0.0      0.1
                                                    -----    -----    -----    -----
                                                    100.0    100.1    100.0    100.1
Costs and expenses:
    Cost of sales                                    93.6     92.6     93.6     92.7
    Selling, general and administrative expenses      3.6      4.0      3.6      4.0
    Depreciation and amortization expenses            1.0      1.2      1.0      1.1
                                                    -----    -----    -----    -----
                                                     98.2     97.8     98.2     97.8

Income from operations                                1.8      2.3      1.8      2.3

Consolidated
Income from operations                                2.8      2.8      2.6      2.4


                      ShopKo Stores, Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets
                                 (In thousands)

                                                      July 31,        Aug. 1,
                                                        1999           1998
                                                     ----------     ----------
Cash and cash equivalents                            $   34,575     $    5,834
Receivables, less allowances                            150,960         96,463
Merchandise inventories                                 657,157        440,323
Other current assets                                     13,283         10,534
                                                     ----------     ----------
    Total current assets                                855,975        553,154

Other assets and deferred charges                       269,983         78,886
Net property and equipment                              875,493        646,796
                                                     ----------     ----------
  Total assets                                       $2,001,451     $1,278,836
                                                     ==========     ==========



Short-term debt                                      $   84,751     $   30,000
Accounts payable - trade                                296,883        203,420
Accrued liabilities                                     268,463        174,924
Current portion of long-term obligations                146,127          4,852
                                                     ----------     ----------
  Total current liabilities                             796,224        413,196

Long-term obligations                                   445,113        433,103
Deferred income taxes                                    52,142         21,933
Minority interest                                        52,488
Shareholders' equity                                    655,484        410,604
                                                     ----------     ----------
  Total liabilities and shareholders' equity         $2,001,451     $1,278,836
                                                     ==========     ==========